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CUSIP No. 045235108                                          Page 10 of 10 Pages

                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need to be file with respect to the ownership by each of the undersigned of the shares of common stock of Aspect Medical Systems, Inc.

     EXECUTED as sealed instrument this 14th day of February, 2002

                                          ONE LIBERTY FUND III,L.P.

                                          By: OneLiberty Partners III, L.P.
                                              its General Partner

                                          By: /s/ Edwin M. Kania, Jr.
                                             --------------------------------
                                          Edwin M. Kania, Jr.
                                          General Partner


                                          ONE LIBERTY PARTNERS III,L.P.


                                          By: /s/ Edwin M. Kania, Jr.
                                             --------------------------------
                                          Edwin M. Kania, Jr.
                                          General Partner


                                          By: /s/ Edwin M. Kania, Jr.
                                             --------------------------------
                                          Edwin M. Kania, Jr.


                                          By: /s/ Stephen J. Ricci.
                                             --------------------------------
                                          Stephen J. Ricci.